NEWS RELEASE • Contact: Belk, Inc. — Steve Pernotto, 704-426-1890, steve_pernotto@belk.com

Belk, Inc. Reports 21.3 Percent Increase in Sales and 10.3 Percent
Increase in Net Income for Fiscal 2006
Announces Stock Buyback
CHARLOTTE, N.C., March 29, 2006 — Belk, Inc. today reported operating results for its 2006 fiscal year ended January 28, 2006.
Operating Results
Net income for the 52-week period increased 10.3 percent to a record $136.9 million compared to net income of $124.1 million for the same prior-year period. Net income excluding non-comparable items was $139.1 million, up 11.5 percent from the same period last year. A detailed reconciliation of net income to net income excluding non-comparable items is provided at the end of this release.
Sales
Sales for fiscal 2006 increased 21.3 percent to $2,968.8 million from $2,446.8 million for the same prior-year period. The increase resulted primarily from a 1.2 percent increase in comparable store sales, sales from the acquisition of Proffitt’s and McRae’s stores and sales from new Belk stores opened during the year. The top performing merchandise areas during the year were men’s apparel and cosmetics. Strong sales and margin results for Belk private brand businesses were also reported.
Tim Belk, chairman and chief executive officer, said, “We achieved substantial sales and earnings improvement during the year thanks in large part to the efforts of our management and associate team. Additionally, we ended the year with a strong balance sheet that positions us for continued growth and success.”
Sale of Proprietary Credit Business to GE Consumer Finance
The company completed the sale of its private label credit business and accounts receivables to GE Consumer Finance in the fourth quarter. The transaction includes a long-term strategic alliance between the companies whereby GE will provide ongoing marketing and credit card services to Belk to leverage the performance of the Belk credit card business.
Expansion Update
The company opened 12 new stores and completed five store expansions and two major store renovations during fiscal year 2006.
In fiscal 2007, Belk expects to open a total of 10 new stores and complete eight store expansions and two major store renovations. The total combined size of the new stores will be approximately 756,700 square feet of space. In addition, on March 8, 2006, 39 former Proffitt’s and McRae’s stores celebrated their official grand opening as Belk.
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Belk Declares Dividend, Announces Stock Buyback
The Company’s board of directors declared a regular dividend of $0.35 per share for shareholders of record on March 29, 2006, an increase of 11 percent over the previous year’s dividend. The board also announced that it approved a self-tender offer to repurchase up to 2,600,000 shares of the Company’s class A and/or class B common stock at a price of $19 per share. The Company expects to launch the tender offer subsequent to the Company’s filing with the Securities and Exchange Commission its Annual Report on Form 10-K for the fiscal year ended January 28, 2006, which is expected to be filed on or about April 13, 2006. The board also announced its intention to engage in future stock repurchases as a way to provide further ongoing liquidity opportunities for its shareholders. The board noted that any such future repurchases would be subject to its consideration of the company’s cash flow position, market conditions and such other criteria as the board deems appropriate.
About Belk, Inc.
Charlotte, N.C.-based Belk, Inc. is the largest privately owned department store company in the United States. It operates 273 fashion department stores in 15 Southeastern states and was founded in 1888 by William Henry Belk in Monroe, N.C.
Notes:
To provide clarity in measuring Belk’s financial performance, Belk supplements the reporting of its consolidated financial information under generally accepted accounting principles (GAAP) with the non-GAAP financial measure of “net income excluding non-comparable items”. Belk believes that “net income excluding non-comparable items” is a financial measure that emphasizes the company’s core ongoing operations and enables investors to focus on period-over-period operating performance. It is among the primary indicators Belk uses in planning and operating the business and forecasting future periods, and Belk believes this measure is an important indicator of recurring operations because it excludes items that may not be indicative of or are unrelated to core operating results.
Belk also excludes such items in connection with evaluating company performance in connection with its incentive compensation plans. In addition, this measure provides a better baseline for modeling future earnings expectations and makes it easier to compare Belk’s results with other companies that operate in the same industry. Net income is the most directly comparable GAAP measure. The non-GAAP measure of “net income excluding non-comparable items” should not be considered in isolation or as a substitute for GAAP net income.
This press release constitutes neither an offer to buy nor the solicitation of an offer to sell shares. The solicitation and the offer to buy Belk’s common stock will only be made pursuant to an offer to purchase and related materials that Belk expects to begin mailing to its stockholders on or about April 17, 2006. Stockholders should read these materials carefully because they will contain important information, including various terms and conditions of the offer. Stockholders will be able to obtain for free the offer to purchase and other filed documents at the SEC’s website at www.sec.gov. Once available, these documents may also be obtained for free in the “SEC Filings” section of Belk’s website at www.belk.com.
Certain statements made in this news release are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and the Company’s future performance, as well as our expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. You can identify these forward-looking statements through our use of words such as “may,” “will,” “intend,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “continue,” or other similar words. Certain risks and uncertainties that may cause our actual results to differ significantly from the results we discuss in our forward-looking statements include, but are not limited to: our ability to execute our growth and expansion plans; our ability to successfully integrate the 47 Proffitt’s and McRae’s department stores acquired from Saks Incorporated; changes in interest rates; changes in buying, charging and payment behavior among our customers; changes in the competitive environment of the department store and broader retail industry; the effectiveness of our merchandising and sales promotion strategies; seasonal fluctuations in sales and net income; our ability to contain costs and fully realize synergies from our operational consolidations; and changes in accounting standards or legal regulatory matters.
For additional information on these and other risk factors, see the section captioned “This Report Contains Forward-Looking Statements” in our Annual Report on Form 10-K for the fiscal year ended January 29, 2005 and our other filings with the Securities and Exchange Commission. We believe these forward-looking statements are reasonable. However, you should not place undue reliance on such statements. We undertake no obligation to publicly update or revise any forward-looking statement, even if future events or new information may impact the validity of such statements.
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BELK, INC. AND SUBSIDIARIES CONDENSED
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Fiscal Year Ended
	January 28,	January 29,
	2006	2005
(millions)
Revenues	$2,968.8	$2,446.8
Cost of goods sold (including occupancy and buying expenses)	1,977.4	1,618.6
Selling, general and administrative expenses	727.3	600.7
Asset impairment and store closing costs	3.7	3.0
Pension curtailment charges	7.5	—
Hurricane losses	1.0	—
Restructuring charges	(1.6)	—

Operating income	253.5	224.5
Interest expense, net	(47.2)	(32.1)
Gain (loss) on property, equipment and investments	7.3	1.9

Income before income taxes	213.6	194.3
Income taxes	76.5	70.2

Income before cumulative effect of change in accounting principle	137.1	124.1
Cumulative effect of change in accounting principle, net of income tax benefit	(.2)	—

Net Income	136.9	124.1

BELK, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME AND
NET INCOME EXCLUDING NON-COMPARABLE ITEMS
(unaudited)

	Fiscal Year Ended
	January 28,	January 29,
	2006	2005
(millions)
Net income	$136.9	$124.1
Gain on property, equipment and investments, net of income tax	(4.6)	(1.2)
Asset impairment and store closing costs, net of income tax	2.3	1.9
Pension curtailment charges, net of income tax	4.7	—
Hurricane losses, net of income tax	.6	—
Restructuring charges, net of income tax	(1.0)	—
Cumulative effect of change in accounting principal, net of income tax	.2	—

Net income excluding non-comparable items	$139.1	$124.8